Exhibit 99.1

Wayfair Announces Third Quarter 2018 Results
Q3 Direct Retail Net Revenue Growth of 43% Year over Year to $1.7 billion
13.9 million Active Customers, up 35% Year over Year

BOSTON, MA — November 1, 2018 — Wayfair Inc. (NYSE: W), one of the world’s largest online destinations for the home, today reported financial results for its third quarter ended September 30, 2018.
Third Quarter 2018 Financial Highlights

•	Direct Retail net revenue, consisting of sales generated primarily through Wayfair’s sites, increased $511.2 million to $1.7 billion, up 43.3% year over year

•	Gross profit was $392.8 million or 23.0% of total net revenue

•	GAAP net loss was $151.7 million

•	Adjusted EBITDA was $(76.4) million or (4.5)% of total net revenue

•	GAAP basic and diluted net loss per share was $1.69

•	Non-GAAP diluted net loss per share was $1.28

•	Non-GAAP free cash flow was $(58.8) million

•	At the end of the third quarter, cash, cash equivalents, and short-term and long-term investments totaled $525.2 million
"We are pleased to report another quarter of incredibly strong growth with our Direct Retail business growing 43 percent this past quarter," said Niraj Shah, CEO, co-founder and co-chairman, Wayfair. "We are delighted with the market share we are winning as we continue to invest in leading the way in bringing customers the best possible shopping experience in our category online. Our customers are responding extremely well to our offering in the U.S. and internationally, with our customer KPIs continuing to strengthen. We are taking a long-term approach to building our business and putting shoppers first by investing further in our logistics capabilities, in our international regions and in scaling headcount to enhance our customer offering in under-penetrated product categories and services. Overall, we are thrilled with how the business performed in Q3 and are excited to build on this strength moving forward."
Other Third Quarter Highlights

•	The number of active customers in our Direct Retail business reached 13.9 million as of September 30, 2018, an increase of 35.2% year over year

•	LTM net revenue per active customer was $443 as of September 30, 2018, an increase of 8.6% year over year

•	Orders per customer, measured as LTM orders divided by active customers, was 1.84 for the third quarter of 2018, compared to 1.75 for the third quarter of 2017

•	Repeat customers placed 66.3% of total orders in the third quarter of 2018, compared to 61.0% in the third quarter of 2017

•	Repeat customers placed 4.6 million orders in the third quarter of 2018, an increase of 59.7% year over year

•	Orders delivered in the third quarter of 2018 were 6.9 million, an increase of 47.0% year over year

•	Average order value was $244 for the third quarter of 2018, compared to $250 in the third quarter of 2017

•	In the third quarter of 2018, 49.4% of total orders delivered for our Direct Retail business were placed via a mobile device, compared to 45.4% in the third quarter of 2017
Webcast and Conference Call
Wayfair will host a conference call and webcast to discuss its third quarter 2018 financial results today at 8 a.m. (ET). Investors and participants can access the call by dialing (833) 286-5803 in the U.S. and (647) 689-4448 internationally. The passcode for the conference line is 2699028. The call will also be available via live webcast at investor.wayfair.com along with supporting slides. An archive of the webcast conference call will be available shortly after the call ends. The archived webcast will be available at investor.wayfair.com.

About Wayfair
Wayfair believes everyone should live in a home they love. Through technology and innovation, Wayfair makes it possible for shoppers to quickly and easily find exactly what they want from a selection of more than 10 million items across home furnishings, décor, home improvement, housewares and more. Committed to delighting its customers every step of the way, Wayfair is reinventing the way people shop for their homes - from product discovery to final delivery.
The Wayfair family of sites includes:

•	Wayfair - Everything home for every budget

•	Joss & Main - Affordable discoveries for gorgeous living

•	AllModern - Unbelievable prices on everything modern

•	Birch Lane - Home of classic designs and fresh finds

•	Perigold - The widest-ever selection of premium home
Wayfair generated $6.2 billion in net revenue for the twelve months ended September 30, 2018. Headquartered in Boston, Massachusetts with operations throughout North America and Europe, the company employs more than 10,900 people.
Media Relations Contact:
Jane Carpenter, 617-502-7595
PR@wayfair.com

Investor Relations Contact:
Joe Wilson
IR@wayfair.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.
A list and description of risks, uncertainties and other factors that could cause or contribute to differences in our results can be found under Part I, Item 1A, Risk Factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the Company’s subsequent filings with the Securities and Exchange Commission. We qualify all of our forward-looking statements by these cautionary statements.
Non-GAAP Financial Measures
To supplement our unaudited consolidated and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue ("Adjusted EBITDA Margin"), free cash flow and non-GAAP net loss and diluted net loss per share. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.
Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures that are calculated as income (loss) before depreciation and amortization, equity-based compensation and related taxes, interest and other income and expense, (benefit from) provision for income taxes, and non-recurring items. We have included Adjusted EBITDA and Adjusted EBITDA Margin in this earnings release because they are key measures used by our management and our board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation and related taxes, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and site and software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Non-GAAP diluted net loss per share is a non-GAAP financial measure that is calculated as GAAP net loss plus equity-based compensation and related taxes, (benefit from) provision for income taxes, and non-recurring items divided by weighted average shares. We believe that adding back equity-based compensation expense and related taxes and (benefit from) provision for income taxes, and non-recurring items as adjustments to our GAAP diluted net loss before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.
We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.
The following table reflects the reconciliation of net loss to Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods indicated (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Reconciliation of Adjusted EBITDA
Net loss	$(151,726)	$(76,429)	$(360,235)	$(171,843)
Depreciation and amortization (1)	32,544	22,913	87,426	62,588
Equity based compensation and related taxes	36,317	19,598	95,074	50,539
Interest expense, net	7,066	2,008	18,269	3,857
Other (income) expense, net	(1,054)	227	(2,661)	(400)
Provision for income taxes	448	237	953	671
Other (1)	—	8,774	—	8,774
Adjusted EBITDA	$(76,405)	$(22,672)	$(161,174)	$(45,814)

Net revenue	$1,705,645	$1,198,198	$4,765,170	$3,281,879
Adjusted EBITDA Margin	(4.5)%	(1.9)%	(3.4)%	(1.4)%
(1) We recorded $9.6 million of one-time charges in the three and nine months ended September 30, 2017 in "Selling, operations, technology, general and administrative" in the unaudited consolidated and condensed statements of operations related to a warehouse we vacated in July 2017. Of the $9.6 million charges, $8.8 million was included in "Other" and related primarily to the excess of our estimated future remaining lease commitments through 2023 over our expected sublease income over the same period, and $0.8 million was included in "Depreciation and amortization" related to accelerated depreciation of leasehold improvements in the warehouse.

The following table presents Adjusted EBITDA attributable to our segments, and the reconciliation of net loss to consolidated Adjusted EBITDA is presented in the preceding table (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Segment Adjusted EBITDA
U.S.	$(26,036)	$4,531	$(26,774)	$28,684
International	(50,369)	(27,203)	(134,400)	(74,498)
Adjusted EBITDA	$(76,405)	$(22,672)	$(161,174)	$(45,814)
A reconciliation of GAAP net loss to non-GAAP diluted net loss, the most directly comparable GAAP financial measure, in order to calculate non-GAAP diluted net loss per share, is as follows (in thousands, except per share data):

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Net loss	$(151,726)	$(76,429)	$(360,235)	$(171,843)
Equity based compensation and related taxes	36,317	19,598	95,074	50,539
Provision for income taxes	448	237	953	671
Non-GAAP net loss	$(114,961)	$(56,594)	$(264,208)	$(120,633)
Non-GAAP net loss per share, basic and diluted	$(1.28)	$(0.65)	$(2.96)	$(1.39)
Weighted average common shares outstanding, basic and diluted	89,792	87,283	89,144	86,679
The following table presents a reconciliation of free cash flow to net cash used in operating activities for each of the periods indicated (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Net cash provided by (used in) operating activities	$7,804	$24,752	$42,331	$(3,245)
Purchase of property and equipment	(49,411)	(30,980)	(110,504)	(76,528)
Site and software development costs	(17,196)	(12,235)	(45,769)	(34,885)
Free cash flow	$(58,803)	$(18,463)	$(113,942)	$(114,658)
Key Financial and Operating Metrics (in thousands, except LTM Net Revenue per Active Customer and Average Order Value)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Consolidated Financial Metrics
Net Revenue	$1,705,645	$1,198,198	$4,765,170	$3,281,879
Adjusted EBITDA	$(76,405)	$(22,672)	$(161,174)	$(45,814)
Free cash flow	$(58,803)	$(18,463)	$(113,942)	$(114,658)
Direct Retail Financial and Operating Metrics
Direct Retail Net Revenue	$1,692,456	$1,181,223	$4,722,267	$3,224,036
Active Customers	13,860	10,250	13,860	10,250
LTM Net Revenue per Active Customer	$443	$408	$443	$408
Orders Delivered	6,938	4,719	19,278	13,209
Average Order Value	$244	$250	$245	$244

The following table presents Direct Retail and Other net revenues attributable to the Company’s reportable segments for the periods presented (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
U.S. Direct Retail	$1,460,056	$1,033,669	$4,043,270	$2,847,898
U.S. Other	13,189	16,975	42,903	57,843
U.S. segment net revenue	1,473,245	1,050,644	4,086,173	2,905,741
International Direct Retail	232,400	147,554	678,997	376,138
International segment net revenue	232,400	147,554	678,997	376,138
Total net revenue	$1,705,645	$1,198,198	$4,765,170	$3,281,879

WAYFAIR INC.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	September 30, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$488,636	$558,960
Short-term investments	30,056	61,032
Accounts receivable, net of allowance of $7,462 and $7,000 at September 30, 2018 and December 31, 2017, respectively	41,013	37,948
Inventories	35,723	28,042
Prepaid expenses and other current assets	167,754	130,838
Total current assets	763,182	816,820
Property and equipment, net	509,661	361,141
Goodwill and intangible assets, net	2,724	3,105
Long-term investments	6,521	21,561
Other noncurrent assets	17,550	10,776
Total assets	$1,299,638	$1,213,403
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$591,931	$440,366
Accrued expenses	167,745	120,247
Deferred revenue	133,423	94,116
Other current liabilities	109,212	85,026
Total current liabilities	1,002,311	739,755
Lease financing obligation, net of current portion	184,055	82,580
Long-term debt	346,641	332,905
Other liabilities	78,852	106,492
Total liabilities	1,611,859	1,261,732

Convertible preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at September 30, 2018 and December 31, 2017	—	—
Stockholders’ equity:
Class A common stock, par value $0.001 per share, 500,000,000 shares authorized, 61,400,416 and 57,398,983 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	61	57
Class B common stock, par value $0.001 per share, 164,000,000 shares authorized, 28,726,124 and 30,809,627 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	29	31
Additional paid-in capital	628,600	537,212
Accumulated deficit	(938,844)	(583,266)
Accumulated other comprehensive (loss)	(2,067)	(2,363)
Total stockholders’ equity	(312,221)	(48,329)
Total liabilities and stockholders’ equity	$1,299,638	$1,213,403

WAYFAIR INC.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Net revenue	$1,705,645	$1,198,198	$4,765,170	$3,281,879
Cost of goods sold (1)	1,312,875	917,889	3,663,569	2,495,221
Gross profit	392,770	280,309	1,101,601	786,658
Operating expenses:
Customer service and merchant fees (1)	66,664	42,949	182,340	117,132
Advertising	202,587	141,714	541,815	384,220
Selling, operations, technology, general and administrative (1)	268,785	169,603	721,120	453,021
Total operating expenses	538,036	354,266	1,445,275	954,373
Loss from operations	(145,266)	(73,957)	(343,674)	(167,715)
Interest expense, net	(7,066)	(2,008)	(18,269)	(3,857)
Other income (expense), net	1,054	(227)	2,661	400
Loss before income taxes	(151,278)	(76,192)	(359,282)	(171,172)
Provision for income taxes	448	237	953	671
Net loss	$(151,726)	$(76,429)	$(360,235)	$(171,843)
Net loss per share, basic and diluted	$(1.69)	$(0.88)	$(4.04)	$(1.98)
Weighted average number of common stock outstanding used in computing per share amounts, basic and diluted	89,792	87,283	89,144	86,679

(1) Includes equity based compensation and related taxes as follows:

Cost of goods sold	$727	$282	$1,929	$632
Customer service and merchant fees	1,549	636	3,652	1,866
Selling, operations, technology, general and administrative	34,041	18,680	89,493	48,041
	$36,317	$19,598	$95,074	$50,539

WAYFAIR INC.
 CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine months ended September 30,
	2018	2017
Cash flows from operating activities
Net loss	$(360,235)	$(171,843)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	87,426	62,588
Equity based compensation	88,148	46,740
Amortization of discount and issuance costs on convertible notes	13,699	874
Other non-cash adjustments	177	913
Changes in operating assets and liabilities:
Accounts receivable	(3,157)	(8,697)
Inventories	(7,757)	(38)
Prepaid expenses and other current assets	(37,376)	(27,776)
Accounts payable and accrued expenses	187,733	44,692
Deferred revenue and other liabilities	80,509	50,450
Other assets	(6,836)	(1,148)
Net cash provided by (used in) operating activities	42,331	(3,245)

Cash flows from investing activities
Purchase of short-term and long-term investments	—	(47,639)
Sale and maturities of short-term investments	45,955	60,540
Purchase of property and equipment	(110,504)	(76,528)
Site and software development costs	(45,769)	(34,885)
Other investing activities	(399)	—
Net cash used in investing activities	(110,717)	(98,512)

Cash flows from financing activities
Proceeds from issuance of convertible notes, net of issuance costs	—	420,449
Premiums paid for capped call confirmations	—	(44,160)
Taxes paid related to net share settlement of equity awards	(1,097)	(1,277)
Net proceeds from exercise of stock options	104	213
Net cash used in financing activities	(993)	375,225
Effect of exchange rate changes on cash and cash equivalents	(945)	413
Net decrease in cash and cash equivalents	(70,324)	273,881

Cash and cash equivalents
Beginning of period	558,960	279,840
End of period	$488,636	$553,721